Exhibit 99.1

Daré Bioscience Announces Common Stock Purchase Agreement for up to $15 Million with Lincoln Park Capital Fund, LLC

Provides Daré access to capital at Daré’s discretion with any proceeds available to help fund portfolio advancement, such as the Phase 3 program for Sildenafil Cream, 3.6%, a potential first-in-category treatment for female sexual arousal disorder using the same active ingredient as in Viagra®

SAN DIEGO, October 21, 2024 (GLOBE NEWSWIRE) — Daré Bioscience, Inc. (NASDAQ: DARE), a leader in innovation for the health and wellbeing of women, today announced it entered into a $15 million common stock purchase agreement and registration rights agreement with Lincoln Park Capital Fund, LLC (“LPC”), a Chicago-based institutional investor.

Under the terms and conditions of the purchase agreement, Daré will have the right, from time to time and at its sole discretion, to sell up to $15 million of its stock to LPC over a 24-month period, subject to a registration statement covering the resale by LPC of shares issued and sold under the purchase agreement being filed and declared effective by the Securities and Exchange Commission (“SEC”) and satisfaction of the other conditions in the purchase agreement. Daré will control the timing and amount of any sales to LPC, and LPC is obligated to make purchases in accordance with the purchase agreement. LPC will purchase any common stock sold under the purchase agreement at prices based on prevailing market prices of Daré’s common stock at the time Daré initiates each sale. There is no upper limit to the per share price LPC may pay to purchase such common stock.

“We are excited to once again enter into such a transaction with LPC. Proceeds from our similar agreement with LPC in 2020 assisted with the funding of our Phase 3 registration study of XACIATO™ (clindamycin phosphate) vaginal gel 2%, leading to an FDA approval, and this transaction may similarly provide Daré with access to capital at times that we control to help us advance our portfolio of novel investigational products in women’s health, including importantly Sildenafil Cream, 3.6%, a potential first-in-category treatment for female sexual arousal disorder, where we are in ongoing discussions with the FDA regarding the Phase 3 design and where we have estimated that a Phase 3 study will be approximately $15 million in direct costs,” said Sabrina Martucci Johnson, President and Chief Executive Officer of Daré Bioscience.

As part of the agreement, LPC has agreed not to cause or engage in any direct or indirect short selling or hedging of the Company’s common stock. No warrants are being issued in this transaction, and there are no limitations on the Company’s use of proceeds from sales to LPC under the purchase agreement. Furthermore, the purchase agreement does not contain any rights of first refusal, participation rights, penalties or liquidated damages provisions in favor of any party. The Company will issue shares of its common stock to LPC in consideration for its commitment to purchase shares under the purchase agreement. Daré may terminate the purchase agreement at any time, in its sole discretion, with no additional cost or penalty.

A description of the purchase agreement and registration rights agreement is in the Company’s Current Report on Form 8-K, which the Company intends to file with the SEC today.

The offer and sale of the securities by Daré to LPC in the above transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or registered or qualified under any state securities laws, and therefore may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements, and registration or qualification and under applicable state securities or “Blue Sky” laws or an applicable exemption from such registration or qualification requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Daré Bioscience

Daré Bioscience is a biopharmaceutical company committed to advancing innovative products for women’s health. The company’s mission is to identify, develop and bring to market a diverse portfolio of differentiated therapies that prioritize women’s health and well-being, expand treatment options, and improve outcomes, primarily in the areas of contraception, vaginal health, reproductive health, menopause, sexual health and fertility.

The first FDA-approved product to emerge from Daré’s portfolio of women’s health product candidates is XACIATO™ (clindamycin phosphate) vaginal gel 2%, a lincosamide antibacterial indicated for the treatment of bacterial vaginosis in female patients 12 years of age and older, which is under a global license agreement with Organon. Organon commenced U.S. marketing of XACIATO in the fourth quarter of 2023. Daré’s portfolio also includes potential first-in-category candidates in clinical development: Ovaprene®, a novel, hormone-free monthly intravaginal contraceptive whose U.S. commercial rights are under a license agreement with Bayer; Sildenafil Cream, 3.6%, a novel cream formulation of sildenafil, the active ingredient in Viagra®, to treat female sexual arousal disorder (FSAD); and DARE-HRT1, a combination bio-identical estradiol and progesterone intravaginal ring for menopausal hormone therapy. To learn more about XACIATO, Daré’s full portfolio of women’s health product candidates, and Daré’s mission to deliver differentiated therapies for women, please visit www.darebioscience.com.

Daré Bioscience leadership has been named on the Medicine Maker’s Power List and Endpoints News’ Women in Biopharma 2022. In 2023, Daré’s CEO was honored as one of Fierce Pharma’s Most Influential People in Biopharma for Daré’s contributions to innovation and advocacy in the women’s health space. Daré Bioscience placed #1 in the Small Company category of the San Diego Business Journal’s 2023 Best Places to Work Awards.

Daré may announce material information about its finances, product and product candidates, clinical trials and other matters using the Investors section of its website (http://ir.darebioscience.com), SEC filings, press releases, public conference calls and webcasts. Daré will use these channels to distribute material information about the company and may also use social media to communicate important information about the company, its finances, product and product candidates, clinical trials and other matters. The information Daré posts on its investor relations website or through social media channels may be deemed to be material information. Daré encourages investors, the media, and others interested in the company to review the information Daré posts in the Investors section of its website and to follow these X (formerly Twitter) accounts: @SabrinaDareCEO and @DareBioscience. Any updates to the list of social media channels the company may use to communicate information will be posted in the Investors section of Daré’s website.

Forward-Looking Statements

Daré cautions you that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” “project,” “target,” “objective,” or the negative version of these words and similar expressions. In this press release, forward-looking statements include, but are not limited to, statements relating to Daré’s ability to access capital under its purchase agreement with LPC at times and in amounts it desires to help advance development of its investigational products, including the Phase 3 program for Sildenafil Cream, 3.6%, the potential for Sildenafil Cream, 3.6% to demonstrate safety and effectiveness in treating female sexual arousal disorder, and Daré’s belief that its product candidates, including Sildenafil Cream, 3.6%, if approved, could be first-in-category products. As used in this press release, the description of a product candidate as “first-in-category” is a forward-looking statement relating to the potential of the candidate to represent a new category of product if it were to receive marketing approval for the indication for which Daré is developing it. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Daré’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including, without limitation, risks and uncertainties related to: Daré’s ability to raise additional capital when and as needed to advance its product candidates, execute its business strategy and continue as a going concern; the limits on Daré’s ability to sell stock to LPC under the purchase agreement at times it may desire to raise additional capital; Daré’s ability to develop, obtain FDA or foreign regulatory approval for, and commercialize its product candidates and to do so on communicated timelines; failure or delay in starting, conducting and completing clinical trials of a product candidate; Daré’s ability to design and conduct successful clinical trials, to enroll a sufficient number of patients, to meet established clinical endpoints, to avoid undesirable side effects and other safety concerns, and to demonstrate sufficient safety and efficacy of its product candidates; Daré’s dependence on third parties to conduct clinical trials and manufacture and supply clinical trial material and commercial product; the risk that positive findings in early clinical and/or nonclinical studies of a product candidate may not be predictive of success in subsequent clinical and/or nonclinical studies of that candidate; the risk that data from the Phase 2b RESPOND study of Sildenafil Cream, 3.6% may not be predictive of positive results of any future clinical study; the risk that the FDA, other regulatory authorities, members of the scientific or medical communities or investors may not accept or agree with Daré’s interpretation of or conclusions regarding the study data; the risk that development of a product candidate requires more clinical or nonclinical studies than Daré anticipates; the loss of, or inability to attract, key personnel; the effects of macroeconomic conditions, geopolitical events, public health emergencies, and major disruptions in government operations on Daré’s operations, financial results and condition, and ability to achieve current plans and objectives; the risk that developments by competitors make Daré’s product or product candidates less competitive or obsolete; difficulties establishing and sustaining relationships with development and/or commercial collaborators; failure of Daré’s product or product candidates, if approved, to gain market acceptance or obtain adequate coverage or reimbursement from third-party payers; Daré’s ability to retain its licensed rights to develop and commercialize a product or product candidate; Daré’s ability to satisfy the monetary obligations and other requirements in connection with its exclusive, in-license agreements covering the critical patents and related intellectual property related to its product and product candidates; Daré’s ability to adequately protect or enforce its, or its licensor’s, intellectual property rights; the lack of patent protection for the active ingredients in certain of Daré’s product candidates which could expose its products to competition from other formulations using the same active ingredients; product liability claims; governmental investigations or actions relating to Daré’s product or product candidates or the business activities of Daré, its commercial collaborators or other third parties on which Daré relies; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; cybersecurity incidents or similar events that compromise Daré’s technology systems or those of third parties on which it relies and/or significantly disrupt Daré’s business; and disputes or other developments concerning Daré’s intellectual property rights. Daré’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. For a detailed description of Daré’s risks and uncertainties, you are encouraged to review its documents filed with the SEC including Daré’s recent filings on Form 8-K, Form 10-K and Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Daré undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts:

Daré Bioscience Investor Relations

innovations@darebioscience.com

Source: Daré Bioscience, Inc.